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                  RESTATED SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
                                         FOR
                                     SKIP MARTIN







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                  RESTATED SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
                                   FOR SKIP MARTIN

    This Restated Supplemental Retirement Income Agreement (the "Agreement"), effective as of the 1st day of January, 1998, supercedes the Supplemental Retirement Income Agreement, entered into the 28th day of February, 1997, and formalizes the understanding by and between POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION (the "Bank"), a federally chartered savings association, and SKIP MARTIN, hereinafter referred to as "Participant".

                                W I T N E S S E T H :

    WHEREAS, the Participant is employed by the Bank and serves on the board of directors; and

    WHEREAS, the Bank recognizes the valuable services heretofore performed by the Participant and wishes to encourage continued employment as well as continued service on the board of directors; and

    WHEREAS, the Participant wishes to be assured that he will be entitled to a certain amount of additional compensation for some definite period of time from and after retirement or other termination of employment and wishes to provide his beneficiary with benefits from and after death; and

    WHEREAS, the Bank and the Participant wish to provide the terms and conditions upon which the Bank shall pay such additional compensation to the Participant after retirement or other termination of employment and/or death benefits to his beneficiary after death; and

    WHEREAS, the Bank has adopted this Restated Supplemental Retirement Income Agreement which controls all issues relating to benefits as described herein and which supercedes the Supplemental Retirement Income Agreement entered into on the 28th day of February, 1997;

    NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Bank and the Participant agree as follows:

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                                      SECTION I
                                     DEFINITIONS

    When used herein, the following words and phrases shall have the meanings below unless the context clearly indicates otherwise:

1.1 "Accrued Benefit Account" shall be represented by the bookkeeping entries required to record the Participant's (i) Phantom Contributions plus (ii) accrued interest, equal to the Interest Factor, earned to-date on such amounts. However, neither the existence of such bookkeeping entries nor the Accrued Benefit Account itself shall be deemed to create either a trust of any kind, or a fiduciary relationship between the Bank and the Participant or any Beneficiary.

1.2 "Act" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.3 "Bank" means POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION and any successor thereto.

1.4 "Beneficiary" means the person or persons (and their heirs) designated as Beneficiary in Exhibit B of this Agreement to whom the deceased Participant's benefits are payable. If no Beneficiary is so designated, then the Participant's Spouse, if living, will be deemed the Beneficiary. If the Participant's Spouse is not living, then the Children of the Participant will be deemed the Beneficiaries and will take on a per stirpes basis. If there are no Children, then the Estate of the Participant will be deemed the Beneficiary.

1.5 "Benefit Age" means the later of: (i) Participant's sixtieth (60th) birthday or (ii) the actual date the Participant's full-time employment with the Bank terminates.

1.6 "Benefit Eligibility Date" means the date on which the Participant is entitled to receive any benefit(s) pursuant to Section(s) III or V of this Agreement. It shall be the first day of the month following the month in which the Participant attains his Benefit Age.

1.7 "Benefit Period" means the time frame during which certain benefits payable hereunder shall be distributed. Payments shall be made in monthly installments commencing on the first day of the month following the occurrence of the event which triggers distribution and continuing for a period of two

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    hundred forty  (240) months.  Should the Participant make a Timely
    Election to receive a lump sum benefit payment, the Participant's Benefit Period shall be deemed to be one (1) month.

1.8 "Board of Directors" means the board of directors of the Bank.

1.9 "Cause" means personal dishonesty, willful misconduct, willful malfeasance, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses), or final cease-and-desist order, material breach of any provision of this Agreement, or gross negligence in matters of material importance to the Bank.

1.10 "Change in Control" of the Bank  shall mean and include the following:

    (1) a Change in Control of a nature that would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

    (2)  a change in control of the Bank within the meaning of 12 C.F.R.
         574.4; or

    (3)  a Change in Control at such time as

         (i) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank representing Twenty Percent (20.0%) or more of the combined voting power of the Bank's outstanding securities ordinarily having the right to vote at the election of directors, except for any stock purchased by the Bank's Employee Stock Ownership Plan and/or trust; or

         (ii) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Bank's stockholders was approved by the Bank's nominating committee which is comprised of members of the Incumbent Board, shall be, for purposes of this clause (ii), considered as though he were a member of the Incumbent Board; or

         (iii)merger, consolidation, or sale of all or substantially all of the assets of the Bank occurs; or

         (iv) a proxy statement is issued soliciting proxies from the stockholders of the Bank by someone other than the current management of the Bank, seeking member stockholder

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              approval of a plan of reorganization, merger, or consolidation of the Bank with one or more corporations as a result of which the outstanding shares of the class of the Bank's securities are exchanged for or converted into cash or property or securities not issued by the Bank.

1.11 "Children" means all natural or adopted children of the Participant, and issue of any predeceased child or children.

1.12 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

1.13 "Contribution(s)" means those annual contributions which the Bank is required to make to the Retirement Income Trust Fund on behalf of the Participant in accordance with Subsection 2.1(a) and in the amounts set forth in Exhibit A of the Agreement.

1.14 (a) "Disability Benefit" means the benefit payable to the Participant following a determination, in accordance with Subsection 6.1(a), that he is no longer able, properly and satisfactorily, to perform his duties at the Bank.

       (b) "Disability Benefit-Supplemental" (if applicable) means the benefit payable to the Participant's Beneficiary upon the Participant's death, in accordance with Subsection 6.1(b).

1.15 "Effective Date" of this restatement shall be January 1, 1998. The Agreement was initially adopted on February 28, 1997.

1.16   "Estate" means the estate of the Participant.

1.17 "Interest Factor" means monthly compounding, discounting or annuitizing, as applicable, at a rate set forth in Exhibit A.

1.18 "Phantom Contributions" means those annual Contributions which the Bank is no longer required to make on behalf of the Participant to the Retirement Income Trust Fund. Rather, once the Participant has exercised the withdrawal rights provided for in Subsection 2.2, the Bank shall be required to record the annual amounts set forth in Exhibit A of the Agreement in the Participant's Accrued Benefit Account, pursuant to Subsection 2.1.

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1.19   "Plan Year" shall mean February 28th, 1996 through December 31, 1996, for the first Plan Year. Thereafter, the term shall mean the twelve
       (12) month period commencing January 1, 1997 and each consecutive twelve (12) month period thereafter.

1.20 "Retirement Age" means the Participant's sixtieth (60th) birthday provided; however, that the Participant's actual retirement from full-time employment may occur at any later date mutually agreed upon by the parties.

1.21 "Retirement Income Trust Fund" means the trust fund account established by the Participant and into which annual Contributions will be made by the Bank on behalf of the Participant pursuant to Subsection 2.1. The contractual rights of the Bank and the Participant with respect to the Retirement Income Trust Fund shall be outlined in a separate writing to be known as the Skip Martin Grantor Trust agreement.

1.22 "Spouse" means the individual to whom the Participant is legally married at the time of the Participant's death.

1.23 "Supplemental Retirement Income Benefit" means an annual amount (before taking into account federal and state income taxes), payable in monthly installments throughout the Benefit Period. Such benefit is projected pursuant to the Agreement for the purpose of determining the Contributions to be made to the Retirement Income Trust Fund (or Phantom
       Contributions to be recorded in the Accrued Benefit Account).   The
       annual Contributions and Phantom Contributions have been actuarially determined, using the assumptions set forth in Exhibit A, in order to fund for the projected Supplemental Retirement Income Benefit. The Supplemental Retirement Income Benefit for which Contributions (or Phantom Contributions) are being made (or recorded) is set forth in Exhibit A.

1.24 "Timely Election" means the Participant has made an election to change the form of his benefit payment(s) by filing with the Administrator a Notice of Election to Change Form of Payment (Exhibit C of this Agreement), such election having been made prior to the event which triggers distribution and at least two (2) years prior to the Participant's Benefit Eligibility Date; provided however, that if all payments to the participant shall be made from the Retirement Income Trust Fund, then a Timely Election is an election made at any time.

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                                      SECTION II
                                 BENEFITS - GENERALLY

2.1 (a) Retirement Income Trust Fund and Accrued Benefit Account. The Participant shall establish the Skip Martin Grantor Trust into which the Bank shall be required to make annual Contributions on the Participant's behalf, pursuant to Exhibit A and this Section II of the Agreement. A trustee shall be selected by the Participant. The trustee shall maintain an account, separate and distinct from the Participant's personal contributions, which account shall constitute the Retirement Income Trust Fund. The trustee shall be charged with the responsibility of investing all contributed funds. Distributions from the Retirement Income Trust Fund of the Skip Martin Grantor Trust shall be made by the trustee to the Participant, for purposes of payment of any income taxes due and owing on Contributions by the Bank to the Retirement Income Trust Fund, if any, and on any taxable earnings associated with such Contributions which the Participant shall be required to pay from year to year under applicable law prior to actual receipt of any benefit payments from the Retirement Income Trust Fund. If the Participant exercises his withdrawal rights pursuant to Subsection 2.2, the Bank's obligation to make Contributions to the Retirement Income Trust Fund shall cease and the Bank's obligation to record Phantom Contributions in the Accrued Benefit Account shall immediately commence pursuant to Exhibit A and this Section II of the Agreement. To the extent this Agreement is inconsistent with the Skip Martin Grantor Trust agreement, this Agreement shall supersede the Skip Martin Grantor Trust agreement.

    The annual Contributions (or Phantom Contributions) required to be made by the Bank to the Retirement Income Trust Fund (or recorded by the Bank in the Accrued Benefit Account) have been fixed and determined and are set forth in Exhibit A which is attached hereto and incorporated herein by reference. Contributions shall be made by the Bank to the Retirement Income Trust Fund (i) within thirty (30) days of establishment of such trust, and (ii) within the first ten (10) days of the beginning of each subsequent Plan Year, unless this Section expressly provides otherwise. Phantom Contributions, if any, shall be recorded in the Accrued Benefit Account within the first ten (10) days of the beginning of each applicable Plan Year, unless this Section expressly provides otherwise. Phantom Contributions shall accrue interest at a rate equal to the Interest Factor during the Benefit Period, until the balance of the Accrued Benefit Account has been fully distributed. Interest on any and all Phantom Contributions shall not commence until such Benefit Period commences.


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    (b) Withdrawal Rights Not Exercised.
    (1) Contributions Made Annually
    If the Participant does not exercise any withdrawal rights pursuant to Subsection 2.2, the annual Contributions to the Retirement Income Trust Fund included on Exhibit A shall continue each year, unless this Subsection 2.1(b) specifically states otherwise, until the earlier of (i) the last Plan Year that Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Participant's termination of employment.

    (2) Termination Following a Change in Control
    If the Participant does not exercise his withdrawal rights pursuant to Subsection 2.2 and a Change in Control occurs at the Bank, followed at any time by either (i) the Participant's involuntary termination of employment, or (ii) the Participant's voluntary termination of employment after: (A) a material change in the Participant's function, duties, or responsibilities, which change would cause the Participant's position to become one of lesser responsibility, importance, or scope from the position the Participant held at the time of the Change in Control, (B) a relocation of the Participant's principal place of employment by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Participant from those being provided at the time of the Change in Control, the Contribution set forth below shall be required of the Bank in addition to
    all previous Contributions.   The Bank shall be required to make a final
    Contribution to the Retirement Income Trust Fund within ten (10) days of the Participant's termination of employment. The amount of such final Contribution shall be equal to (i) $3,000,000 less (ii) the sum of all prior Contributions to the Retirement Income Trust Fund.

    (3) Termination For Cause
    If the Participant (i) does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) is terminated for Cause pursuant to Subsection 5.2, no further Contribution(s) to the Retirement Income Trust Fund shall be required of the Bank, and if not yet made, no Contribution shall be required for the Plan Year in which such termination for Cause occurs.

    (4) Involuntary Termination of Employment.
    If (i) the Participant does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) the Participant's employment with the Bank is involuntarily terminated for any reason other than a termination related to disability, termination for Cause or termination following a Change in Control, the Contribution set forth below shall be required of the Bank. The Bank shall be required to make


                                          7
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    a final Contribution to the Retirement Income Trust Fund within ten (10)
    days of the Participant's involuntary termination of employment. The amount of such final Contribution shall be equal to (i) $3,000,000 less
    (ii)the sum of all prior Contributions to the Retirement Income Trust
    Fund.

    (5) Voluntary Termination of Employment.
    If (i) the Participant does not exercise his withdrawal rights pursuant to Subsection 2.2, and (ii) the Participant voluntary terminates employment with the Bank, for any reason other than a voluntary termination as described in Subsection 2.1(b)(2), the Participant shall not be entitled to any further Contributions to the Retirement Income Trust Fund subsequent to the date of such voluntary termination of employment.

    (6) Death Prior to Retirement Age.
    (A) Death During Employment.
    If the Participant (i) does not exercise any withdrawal rights pursuant to Subsection 2.2, and (ii) dies while employed by the Bank (including employment following a Change in Control), the Bank shall be required to make a final Contribution to the Retirement Income Trust Fund within ten
    (10) days of the Participant's death. The amount of such final Contribution shall be equal to: (i) $3,000,000 less (ii) the sum of all prior Contributions to the Retirement Income Trust Fund.

    (B) Death Following Termination of Employment But Prior to Retirement Age. If the Participant (i) does not exercise any withdrawal rights pursuant to Subsection 2.2 and (ii) dies after termination of employment for any
    reason other than Cause, but prior to Retirement Age, the   Bank shall be
    required to make a final Contribution to the Retirement Income Trust Fund equal to $500,000.00.

    (7) Termination Due to Disability.
    If the Participant (i) does not exercise any withdrawal rights pursuant to Subsection 2.2, and (ii) terminates employment due to disability, no
    further Contributions shall be made on behalf of the   Participant until
    the Participant's death. Upon the Participant's death, the Bank shall be required to make a final Contribution to the Retirement Income Trust Fund. Such Contribution shall be made within ten (10) days of the date
    on which the Bank learns of the participant's death.  The amount of   such
    final Contribution shall be equal to: (i) $3,000,000 less (ii) the sum of all prior Contributions to the Retirement Income Trust Fund.


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    (c) Withdrawal Rights Exercised.
    (1)  Phantom Contributions Made Annually.
    If the Participant exercises his withdrawal rights pursuant to Subsection 2.2, no further Contributions to the Retirement Income Trust Fund shall be required of the Bank. Thereafter, Phantom Contributions shall be recorded annually in the Participant's Accrued Benefit Account within ten (10) days of the beginning of each Plan Year, commencing with the first Plan Year following the Plan Year in which the Participant exercises his withdrawal rights. Such Phantom Contributions shall continue to be recorded annually, unless this Subsection 2.1(c) specifically states otherwise, until the earlier of (i) the last Plan Year that Phantom Contributions are required pursuant to Exhibit A, or (ii) the Plan Year of the Participant's termination of employment.

    (2) Termination Following a Change in Control
    If the Participant exercises his withdrawal rights pursuant to Subsection 2.2, Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Participant first exercises his withdrawal rights. If a Change in Control occurs at the Bank, followed by either (i) the participant's involuntary termination of employment or (ii) the participant's voluntary termination of employment after: (A) a material change in the Participant's function, duties, or responsibilities, which change would cause the Participant's position to become one of lesser responsibility, importance, or scope from the position the Participant held at the time of the Change in Control, (B) a relocation of the Participant's principal place of employment by more than thirty (30) miles from its location prior to the Change in Control, or (C) a material reduction in the benefits and perquisites to the Participant from those being provided at the time of the Change in Control, the Phantom Contribution set forth below shall be required of the Bank in addition to all previous annual Phantom Contributions or Contributions (as applicable). The Bank shall be required to record a final lump sum Phantom Contribution in the Accrued Benefit Account within ten (10) days of the Participant's termination of employment. The amount of such final Phantom Contribution shall be equal to (i) $3,000,000 less (ii) the sum of all prior Phantom Contributions recorded in the Accrued Benefit Account and Contributions made to the Retirement Income Trust Fund.

    (3) Termination For Cause
    If the Participant is terminated for Cause pursuant to Subsection 5.2, the entire balance of the Participant's Accrued Benefit Account at the time of such termination, which shall include any Phantom Contributions which have been recorded plus accrued interest, shall be forfeited.


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    (4) Involuntary Termination of Employment.
    If (i) the Participant exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) the Participant's employment with the Bank is involuntarily terminated for any reason other than a termination related to disability, termination for Cause, or termination following a Change in Control, the Phantom Contribution set forth below shall be required of the Bank. The Bank shall be required to record a final Phantom Contribution in the Accrued Benefit Account within ten (10) days of the Participant's involuntary termination of employment. The amount of such final Phantom Contribution shall be equal to (i) $3,000,000 less (ii) the sum of all prior Phantom Contributions recorded in the Accrued Benefit Account and Contributions made to the Retirement Income Trust Fund.

    (5) Voluntary Termination of Employment. If (i) the Participant exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) the Participant voluntarily terminates employment with the Bank, for any reason other than a voluntary termination as described in Subsection 2.1(c)(2), the Participant shall not be entitled to any further Phantom Contributions subsequent to the date of such voluntary termination of employment.

    (6) Death Prior to Retirement Age.
    (A) Death During Employment
    If the Participant (i) exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) dies while employed by the Bank (including employment following a Change in Control), the Bank shall be required to record a final Phantom Contribution in the Participant's Accrued Benefit
    Account.   Phantom Contributions shall commence in the Plan Year following the Plan Year in which the Participant exercises his withdrawal rights and shall continue through the Plan Year in which the Participant dies. The final Phantom Contribution shall be equal to: (i) $3,000,000 less (ii) the sum of the all prior Phantom Contributions recorded in the Accrued Benefit Account and/or Contributions made to the Retirement Income Trust Fund. Such final Phantom Contribution shall be recorded in the Accrued Benefit Account within ten (10) days of the Participant's death.

    (B) Death Following Termination of Employment But Prior to Retirement Age. If the Participant (i) exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) dies after termination of employment for any reason other than Cause, but prior to Retirement Age, the Bank shall be required to record a final Phantom Contribution in the Accrued Benefit Account equal to


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    $500,000.00.  Such final Phantom Contribution shall be recorded in the
    Accrued Benefit Account within ten (10) days of the date on which the Bank learns of the Participant's death.

    7. Termination Due to Disability
    If the Participant (i) exercises his withdrawal rights pursuant to Subsection 2.2, and (ii) terminates employment due to disability, no further Phantom Contributions shall be recorded on behalf of the Participant until the Participant's death. Upon the participant's death, the Bank shall be required to record a final Phantom Contribution in the Accrued Benefit Account. The final Phantom Contribution shall be recorded within ten (10) days of the date on which the Bank learns of the Participant's death. The amount of such final Contribution shall be equal to : (i) $3,000,000 less (ii) the sum of all prior Phantom Contributions recorded in the Accrued Benefit Account and Contributions made to the Retirement Income Trust Fund.

2.2 Withdrawals From Retirement Income Trust Fund.
    Exercise of withdrawal rights by the Participant pursuant to the Skip Martin Grantor Trust agreement shall terminate the Bank's obligation to make any further Contributions to the Retirement Income Trust Fund, and the Bank's obligation to record Phantom Contributions pursuant to Subsection 2.1(c) shall commence. For purposes of this Subsection 2.2, "exercise of withdrawal rights" shall mean those withdrawal rights to which the Participant is entitled under Article III of the Skip Martin Grantor Trust agreement and shall exclude any distributions made by the trustee of the Retirement Income Trust Fund to the Participant for purposes of payment of income taxes in accordance with Subsection 2.1 of this Agreement, or other trust expenses properly payable from the Skip Martin Grantor Trust pursuant to the provisions of the trust document.

2.3 Benefits Payable From Retirement Income Trust Fund
    Notwithstanding anything else to the contrary in this Agreement, in the event that the trustee of the Retirement Income Trust Fund purchases a life insurance policy with the Contributions to and, if applicable, earnings of the Trust, and such life insurance policy is intended to continue in force beyond the Benefit Period for the disability or retirement benefits payable from the Retirement Income Trust Fund pursuant to this Agreement, then the Trustee shall have discretion to determine the portion of the cash value of such policy available for purposes of annuitizing the Retirement Income Trust Fund to provide the disability or retirement benefits payable under this Agreement, after taking into

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    consideration the amounts reasonably believed to be required in order to maintain the cash value of such policy to continue such policy in effect until the death of the Participant and payment of death benefits thereunder.

                                     SECTION III
                                  RETIREMENT BENEFIT

3.1 (a)  Normal form of payment.
    If (i) the Participant is employed with the Bank at least until reaching his Retirement Age, including employment with the Bank following a Change in Control, and (ii) the Participant has not made a Timely Election to receive a lump sum benefit, this Subsection 3.1(a) shall be controlling with respect to retirement benefits.

    The Retirement Income Trust Fund, measured as of the Participant's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Benefit Period. Such benefit payments shall commence on the Participant's Benefit Eligibility Date. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Participant (or his Beneficiary) shall distribute the excess amounts attributable to the greater-than-expected rate of return. In the event the Participant dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the trustee of the Retirement Income Trust Fund shall pay to the Participant's Beneficiary the monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Benefit Period, or (ii) the Participant's Beneficiary may request to receive the unpaid balance of the Participant's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Participant's Beneficiary (i) obtains approval from the trustee of the Skip Martin Grantor Trust and (ii) notifies the Administrator in writing of such election. Such lump sum payment, if approved by the trustee, shall be payable within thirty (30) days of such trustee approval.

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    The Participant's Accrued Benefit Account (if applicable), measured as of the Participant's Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Benefit Period. Such benefit payments shall commence on the Participant's Benefit Eligibility Date. In the event the Participant dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, (i) the Bank shall pay to the Participant's Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining in the Benefit Period, or (ii) the Participant's Beneficiary may request to receive the remainder of any unpaid benefit payments in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the unpaid balance of the Participant's Accrued Benefit Account. Payment in such lump sum form shall be made only if the Participant's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election. Such lump sum payment, if approved by the Board of Directors, shall be made within thirty (30) days of such Board of Director approval.

    (b) Alternative payout option.
    If (i) the Participant is employed with the Bank at least until reaching his Retirement Age, including employment with the Bank following a Change in Control, and (ii) the Participant has made a Timely Election to receive a lump sum benefit, this Subsection 3.1(b) shall be controlling with respect to retirement benefits.

    The balance of the Retirement Income Trust Fund, measured as of the Participant's Benefit Age, shall be paid to the Participant in a lump sum on his Benefit Eligibility Date. In the event the Participant dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Participant's death.

    The balance of the Participant's Accrued Benefit Account (if applicable), measured as of the Participant's Benefit Age, shall be paid to the Participant in a lump sum on his Benefit Eligibility Date. In the event the Participant dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of the date the Administrator receives notice of the Participant's death.

                                      SECTION IV
                             PRE-RETIREMENT DEATH BENEFIT

4.1 (a)  Normal form of payment.
    If (i) the Participant dies while employed by the Bank, including death during employment following a Change in Control, and (ii) the Participant has not made a Timely Election to receive a lump sum benefit, this Subsection 4.1(a) shall be controlling with respect to pre-retirement death benefits.

    The Participant's Retirement Income Trust Fund, measured as of the later of (i) the Participant's death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Participant's Beneficiary for the Benefit Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Participant's death, or if later, within thirty (30) days after any final lump sum Contribution is made to the Retirement Income Trust Fund in accordance with Subsection 2.1(b). Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is less than the rate of return used to annuitize the Retirement Income Trust Fund, no additional contributions to the Retirement Income Trust Fund shall be required by the Bank in order to fund the final benefit payment(s) and make up for any shortage attributable to the less-than-expected rate of return. Should Retirement Income Trust Fund assets actually earn a rate of return, following the date such balance is annuitized, which is greater than the rate of return used to annuitize the Retirement Income Trust Fund, the final benefit payment to the Participant's Beneficiary shall distribute the excess amounts attributable to the greater-than-expected rate of return. The Participant's Beneficiary may request to receive the unpaid balance of the Participant's Retirement Income Trust Fund in a lump sum payment. If a lump sum payment is requested by the Beneficiary, payment of the balance of the Retirement Income Trust Fund in such lump sum form shall be made only if the Participant's Beneficiary (i) obtains approval from the trustee of the Skip Martin Grantor Trust and (ii) notifies the Administrator in writing of such election. Such lump sum payment, if approved by the trustee, shall be made within thirty (30) days of such trustee approval.

    The Participant's Accrued Benefit Account (if applicable), measured as of the later of (i) the Participant's death or (ii) the date any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account pursuant to Subsection 2.1(c), shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Participant's Beneficiary for the Benefit Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Participant's death, or if later, within thirty (30) days after any final lump sum Phantom Contribution is recorded in the Accrued Benefit Account in accordance with Subsection 2.1(c). The Participant's Beneficiary may request to receive the remainder of any unpaid monthly benefit payments due from the Accrued Benefit Account in a lump sum payment. If a lump sum payment is requested by the Beneficiary, the amount of such lump sum payment shall be equal to the balance of the Participant's Accrued Benefit Account. Payment in such lump sum form shall be made only if the Participant's Beneficiary (i) obtains Board of Director approval, and (ii) notifies the Administrator in writing of such election. Such lump sum payment, if approved by the Board of Directors, shall be payable within thirty (30) days of such Board of Director approval.

    (b) Alternative payout option.
    If (i) the Participant dies while employed by the Bank, including death during employment following a Change in Control, and (ii) the Participant has made a Timely Election to receive a lump sum benefit, this Subsection 4.1(b) shall be controlling with respect to pre-retirement death benefits.

    The balance of the Participant's Retirement Income Trust Fund, measured as of the later of (i) the Participant's death, or (ii) the date any final lump sum Contribution is made pursuant to Subsection 2.1(b), shall be paid to the Participant's Beneficiary in a lump sum within thirty (30) days of the date the Administrator receives notice of the Participant's death.

    The balance of the Participant's Accrued Benefit Account (if applicable), measured as of the later of (i) the Participant's death, or (ii) the date any final Phantom Contribution is recorded pursuant to Subsection 2.1(c), shall be paid to the Participant's Beneficiary in a lump sum within thirty
    (30) days of the date the Administrator receives notice of the Participant's death.

                                      SECTION V
                BENEFIT(S) IN THE EVENT OF TERMINATION OF EMPLOYMENT
                               PRIOR TO RETIREMENT AGE

5.1 Voluntary or Involuntary Termination of Employment Other Than for Cause. In the event the Participant's employment with the Bank is voluntarily or involuntarily terminated prior to Retirement

    Age, for any reason including a Change in Control, but excluding (i) the Participant's pre-retirement death, which shall be covered in Section IV,
    (ii) termination for Cause, which shall be covered in Subsection 5.2, or
    (iii) termination due to disability, which shall be covered in Section VI, the Participant (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1. Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1 (a) or
    5.1 (b) below, as applicable.

    (a) Normal form of payment.
    (1) Participant Lives Until Benefit Age
    If (i) after such termination, the Participant lives until attaining his Benefit Age, and (ii) the Participant has not made a Timely Election to receive a lump sum benefit, then payments made under this Subsection 5.1(a)(1) shall be made in the same manner as under Subsection 3.1(a).

    (2) Participant Dies Prior to Benefit Age
    If (i) after such termination, the Participant dies prior to attaining his Benefit Age, and (ii) the Participant has not made a Timely Election to receive a lump sum benefit, then payments made under this Subsection 5.1(a)(2) shall be made in the same time and manner as under Subsection 4.1(a).

    (b) Alternative Payout Option.
    (1) Participant Lives Until Benefit Age
    If (i) after such termination, the Participant lives until attaining his Benefit Age, and (ii) the Participant has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(1) shall be controlling with respect to retirement benefits.

    The balance of the Retirement Income Trust Fund, measured as of the Participant's Benefit Age, shall be paid to the Participant in a lump sum on his Benefit Eligibility Date. In the event the Participant dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Participant's death.

    The balance of the Participant's Accrued Benefit Account (if applicable), measured as of the Participant's Benefit Age, shall be paid to the Participant in a lump sum on his Benefit Eligibility Date. In the event the Participant dies after becoming eligible for such payment (upon attainment of his

    Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b)(1) within thirty (30) days of the date the Administrator receives notice of the Participant's death.

    (2) Participant Dies Prior to Benefit Age
    If (i) after such termination, the Participant dies prior to attaining his Benefit Age, and (ii) the Participant has made a Timely Election to receive a lump sum benefit, this Subsection 5.1(b)(2) shall be controlling with respect to retirement benefits.

    The balance of the Retirement Income Trust Fund, measured as of the date of the Participant's death, shall be paid to the Participant's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Participant's death.

    The balance of the Participant's Accrued Benefit Account (if applicable), measured as of the date of the Participant's death, shall be paid to the Participant's Beneficiary within thirty (30) days of the date the Administrator receives notice of the Participant's death.

5.2 Termination For Cause.
    If the Participant is terminated for Cause, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. Furthermore, no further Contributions (or Phantom Contributions, as applicable) shall be required of the Bank for the year in which such termination for Cause occurs (if not yet made). The Participant shall be entitled to receive a benefit in accordance with this Subsection 5.2.

    The balance of the Participant's Retirement Income Trust Fund shall be paid to the Participant in a lump sum on his Benefit Eligibility Date. In the event the Participant dies prior to his Benefit Eligibility Date, his Beneficiary shall be entitled to receive the balance of the Participant's Retirement Income Trust Fund in a lump sum within thirty (30) days of the date the Administrator receives notice of the Participant's death.

                                      SECTION VI
                                    OTHER BENEFITS

6.1 (a) Disability Benefit.
    If the Participant's employment terminates prior to Retirement Age due to a disability which meets the criteria set forth below, the Participant shall be entitled to receive the Disability Benefit in lieu of the retirement benefit(s) available pursuant to Section 5.1 (which is (are) not available prior to the Participant's Benefit Eligibility Date).

    Notwithstanding any other provision hereof, if requested by the Participant and approved by the Board of Directors, the Participant shall receive a lump sum disability benefit hereunder, in any case in which it is determined by a duly licensed independent physician selected by the Bank, that the Participant is no longer able, properly and satisfactorily, to perform his regular duties as an officer and director, because of ill health, accident disability or general ability due to age. The lump sum benefit(s) to which the Participant is entitled shall include: (i) the balance of the Retirement Income Trust Fund, plus (ii) the balance of the Accrued Benefit Account (if applicable), both measured as of the date of the disability determination. The benefit(s) shall be paid within thirty
    (30) days following the date of the Participant's request for such benefit. In the event the Participant dies after becoming eligible for such payment(s) but before the actual payment(s) is (are) made, his Beneficiary shall be entitled to the benefit(s) provided for in this Subsection 6.1(a) within thirty (30) days of the date the Administrator receives notice of the Participant's death.

    (b) Disability Benefit-Supplemental
    Within thirty (30) days of the Participant's death, the Bank shall pay a direct, lump sum payment to the Participant's Beneficiary equal to the sum of all prior Contributions to the Retirement Income Trust Fund and/or Phantom Contributions recorded in the Accrued Benefit Account, after taking into consideration the final Contribution or Phantom Contribution recorded pursuant to subsections 2(b)(7) and 2(c)(7). Such lump sum payment, shall be payable within thirty (30) days of the date the Administrator receives notice of the Participant's death.

6.2 Additional Death Benefit - Burial Expense. Upon the Participant's death, the Participant's Beneficiary shall also be entitled to receive a one-time lump sum death benefit in the amount of Fifteen Thousand Dollars ($15,000.00). This benefit shall be paid directly from the Bank to the Beneficiary and shall be provided specifically for the purpose of providing payment for burial and/or funeral expenses of the Participant. Such death benefit shall be payable within thirty (30) days from the date the Administrator receives notice of the Participant's death. The Participant's Beneficiary shall not be entitled to such benefit if the Participant is terminated for Cause prior to death.

                                     SECTION VII
                                   NON-COMPETITION

7.1 Non-Competition
    In consideration of the agreements of the Bank contained herein and of the payments to be made by the Bank pursuant hereto, the Participant hereby agrees that, for as long as he remains employed by the Bank, he will devote substantially all of his time, skill, diligence and attention to the business of the Bank, and will not actively engage, either directly or indirectly, in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the business of the Bank. The Participant further agrees that following his employment with the Bank and continuing through the Benefit Period he will not actively engage, either directly or indirectly, in any business or other activity which is, or may be deemed to be, in any way competitive with or adverse to the best interests of the Bank, unless the Participant has the prior express written consent of the Board of Directors of the Bank.

7.2 Breach of Non-Competition Clause.
    (a) During Employment.
    In the event the Participant breaches Subsection 7.1 while employed at the Bank, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions to the Accrued Benefit Account) shall immediately cease, and all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund (and earnings on such Contributions), shall be forfeited. If, following such breach, the Participant lives until attaining his Benefit Age, he shall be entitled to receive a benefit from the Retirement Income Trust Fund equal to the balance of the Retirement Income Trust Fund, measured as of the Participant's Benefit Age, payable in a lump sum on his Benefit Eligibility Date. In the event the Participant dies after attaining his Benefit Age but before actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit payable within thirty (30) days of the date of the Administrator receives notice of the Participant's death. If, following such breach, the Participant dies prior to attaining his Benefit Age, his Beneficiary shall be entitled to receive a benefit from the Retirement Income Trust Fund equal to the balance of the Retirement Income Trust Fund, measured as of the date of the Participant's death, payable in a lump sum within thirty (30) days of the date the Administrator receives notice of the Participant's death.

    In the event (i) any breach by the Participant of the agreements and covenants described in Subsection 7.1 occurs, and (ii) the Participant's employment with the Bank is terminated due to such breach, such termination shall be deemed to be for Cause and the benefits payable to the Participant shall be paid in accordance with Subsection 5.2 of this Agreement.

    (b)  Breach Following Termination of Employment.
    In the event the Participant breaches Subsection 7.1 following the Participant's termination of employment with the Bank, all benefits under this Agreement, other than those which can be paid from previous Contributions to the Retirement Income Trust Fund shall be forfeited, regardless of whether the Participant is receiving benefits at such time. If the Participant has attained his Benefit Age and is receiving a benefit at the time of such breach, his remaining balance in the Retirement Income Trust Fund shall be paid to him in a lump sum within thirty (30) days of the date the Bank has received notice of such breach (or in the event of his death prior to payment of such lump sum, to his Beneficiary). If the Participant has not attained his Benefit Age, and following such breach, the Participant lives until his Benefit Age, he (or his Beneficiary, in the event of his death prior to payment of his benefit) shall receive a benefit payable in a lump sum from the Retirement Income Trust Fund in the same manner as set forth above in Subsection 7.2(a).

    In the event of a termination related to a Change in Control as described in Subsection 2.1(b)(2) (or 2.1(c)(2)), paragraph (b) of this Subsection shall cease to be a condition to the performance by the Bank of its obligations under this Agreement.

                                     SECTION VIII
                               BENEFICIARY DESIGNATION

    The Participant shall make an initial designation of primary and secondary Beneficiaries upon execution of this Agreement and shall have the right to change such designation, at any subsequent time, by submitting to (i) the Administrator, and (ii) the trustee of the Retirement Income Trust Fund, in substantially the form attached as Exhibit B to this Agreement, a written designation of primary and secondary Beneficiaries. Any Beneficiary designation made subsequent to execution of this Agreement shall become effective only when receipt thereof is acknowledged in writing by the Administrator.

                                      SECTION IX
                            PARTICIPANT'S RIGHT TO ASSETS

    The rights of the Participant, any Beneficiary, or any other person claiming through the Participant under this Agreement, shall be solely those of an unsecured general creditor of the Bank, unless this Agreement provides otherwise. The Participant, the Beneficiary, or any other person claiming through the Participant, shall only have the right to receive from the Bank those payments so specified under this Agreement. The Participant agrees that he, his Beneficiary, or any other person claiming through him shall have no rights or interests whatsoever in any asset of the Bank, including any insurance policies or contracts which the Bank may possess or obtain to informally fund this Agreement. Any asset used or acquired by the Bank in connection with the liabilities it has assumed under this Agreement, unless expressly provided herein, shall not be deemed to be held under any trust for the benefit of the Participant or his Beneficiaries, nor shall any asset be considered security for the performance of the obligations of the Bank. Any such asset shall be and remain, a general, unpledged, and unrestricted asset of the Bank.

                                      SECTION X
                              RESTRICTIONS UPON FUNDING

    The Bank shall have no obligation to set aside, earmark or entrust any fund or money with which to pay its obligations under this Agreement, unless this Agreement provides otherwise. Except as otherwise provided for in this Agreement, the Participant, his Beneficiaries or any successor in interest to him shall be and remain simply a general unsecured creditor of the Bank in the same manner as any other creditor having a general claim for matured and unpaid compensation. The Bank reserves the absolute right in its sole discretion to either purchase assets to meet its obligations undertaken by this Agreement or to refrain from the same and to determine the extent, nature, and method of such asset purchases. Should the Bank decide to purchase assets such as life insurance, mutual funds, disability policies or annuities, the Bank reserves the absolute right, in its sole discretion, to terminate such assets at any time, in whole or in part. At no time shall the Participant be deemed to have any lien, right, title or interest in or to any specific investment or to any assets of the Bank. If the Bank elects to invest in a life insurance, disability or annuity policy upon the life of the Participant, then the Participant shall assist the Bank by freely submitting to a physical examination and by supplying such additional information necessary to obtain such insurance or annuities.

                                      SECTION XI
                                    ACT PROVISIONS

11.1 Named Fiduciary and Administrator. The Bank shall be the Administrator (the "Administrator") of this Agreement. As Administrator, the Bank shall be responsible for the management, control and administration of the Agreement as established herein. The Administrator may delegate to others certain aspects of the management and operational responsibilities of the Agreement, including the employment of advisors and the delegation of ministerial duties to qualified individuals.

11.2 Claims Procedure and Arbitration. In the event that benefits under this Agreement are not paid to the Participant (or to his Beneficiary in the case of the Participant's death) and such claimants feel they are entitled to receive such benefits, then a written claim must be made to the Administrator within sixty (60) days from the date payments are refused. The Administrator shall review the written claim and, if the claim is denied, in whole or in part, it shall provide in writing, within ninety (90) days of receipt of such claim, its specific reasons for such denial, reference to the provisions of this Agreement upon which the denial is based, and any additional material or information necessary to perfect the claim. Such writing by the Administrator shall further indicate the additional steps which must be undertaken by claimants if an additional review of the claim denial is desired.

       If claimants desire a second review, they shall notify the Administrator in writing within sixty (60) days of the first claim denial. Claimants may review this Agreement or any documents relating thereto and submit any issues and comments, in writing, they may feel appropriate. In its sole discretion, the Administrator shall then review the second claim and provide a written decision within sixty (60) days of receipt of such claim. This decision shall state the specific reasons for the decision and shall include reference to specific provisions of this Agreement upon which the decision is based.

       If claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then claimants may submit the dispute to a Board of Arbitration for final arbitration. Said Board of Arbitration shall consist of one member selected by the claimant, one member selected by the Bank, and the third member selected by the first two members. The Board of Arbitration shall operate under any generally recognized set of arbitration rules. The parties hereto agree that they, their heirs, personal representatives, successors and assigns shall be bound by the decision of such Board of Arbitration with respect to any controversy properly submitted to it for determination.

                                     SECTION XII
                                    MISCELLANEOUS

12.1 No Effect on Employment Rights. Nothing contained herein will confer upon the Participant the right to be retained in the employ of the Bank nor limit the right of the Bank to discharge or otherwise deal with the Participant without regard to the existence of the Agreement. Pursuant to 12 C.F.R. Section 563.39(b), the following conditions shall apply to this Agreement:

       (1) The Bank's Board of Directors may terminate the Participant at any time, but any termination by the Bank's Board of Directors other than termination for Cause shall not prejudice the Participant's vested right to compensation or other benefits under the contract. As provided in Subsection 5.2, the Participant shall have no right to receive additional compensation or other benefits, other than those provided for in Subsection 5.2, after termination for Cause.

       (2) If the Participant is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(3) and (g)(1)) the Bank's obligations under the contract shall be suspended (except vested rights) as of the date of termination of employment unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Participant all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

       (3) If the Participant is terminated and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the Federal Deposit Insurance Act (12 U.S.C. 1818(e)(4) or (g)(1)), all non-vested obligations of the Bank under the contract shall terminate as of the effective date of the order.

       (4) If the Bank is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act), all non-vested obligations under the contract shall terminate as of the date of default.

       (5) All non-vested obligations under the contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the
            Bank:

            (i) by the Director of the Federal Deposit Insurance Corporation or his designee at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or

            (ii) by the Director of the Federal Deposit Insurance
                 Corporation or his designee, at the time the Director or his designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition.

       Any rights of the parties that have already vested, (i.e., the balance of the Participant's Retirement Income Trust Fund and the balance of the Participant's Accrued Benefit Account, if applicable), however, shall not be affected by such action.

12.2 State Law. The Agreement is established under, and will be construed according to, the laws of the state of Arkansas, to the extent such laws are not preempted by the Act and valid regulations published thereunder.

12.3 Severability. In the event that any of the provisions of this Agreement or portion thereof, are held to be inoperative or invalid by any court of competent jurisdiction, then: (i) insofar as is reasonable, effect will be given to the intent manifested in the provisions held invalid or inoperative, and (ii) the validity and enforceability of the remaining provisions will not be affected thereby.

12.4 Incapacity of Recipient. In the event the Participant is declared incompetent and a conservator or other person legally charged with the care of his person or Estate is appointed, any benefits under the Agreement to which such Participant is entitled shall be paid to such conservator or other person legally charged with the care of his person or Estate.

12.5 Unclaimed Benefit. The Participant shall keep the Bank informed of his current address and the current address of his Beneficiaries. The Bank shall not be obligated to search for the whereabouts of any person. If the location of the Participant is not made known to the Bank as of the date upon which any payment of any benefits from the Accrued Benefit Account may first be made, the Bank shall delay payment of the Participant's benefit payment(s) until the location of the Participant is made known to the Bank; however, the Bank shall only be obligated to hold such benefit payment(s) for the Participant until the expiration of thirty-six (36) months. Upon expiration of the thirty-six
       (36) month period, the Bank may discharge its obligation by payment to the Participant's Beneficiary. If the location of the Participant's Beneficiary is not made known to the Bank by the end of an additional two (2) month period following expiration of the thirty-six (36) month period, the Bank may discharge its obligation by payment to the Participant's Estate. If there is no Estate in existence at such time or if such fact cannot be determined by the Bank, the Participant and his Beneficiary(ies) shall thereupon forfeit any rights to the balance, if any, of the Participant's Accrued Benefit Account provided for such Participant and/or Beneficiary under this Agreement.

12.6 Limitations on Liability. Notwithstanding any of the preceding provisions of the Agreement, no individual acting as an employee or agent of the Bank, or as a member of the Board of Directors shall be personally liable to the Participant or any other person for any claim, loss, liability or expense incurred in connection with the Agreement.

12.7 Gender. Whenever in this Agreement words are used in the masculine or neuter gender, they shall be read and construed as in the masculine, feminine or neuter gender, whenever they should so apply.

12.8 Effect on Other Corporate Benefit Agreements. Nothing contained in this Agreement shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit sharing, group, bonus or other supplemental compensation or fringe benefit agreement constituting a part of the Bank's existing or future compensation structure.

12.9 Suicide. Notwithstanding anything to the contrary in this Agreement, if the Participant's death results from suicide, whether sane or insane, within twenty-six (26) months after execution of this Agreement, all further Contributions to the Retirement Income Trust Fund (or Phantom Contributions recorded in the Accrued Benefit Account) shall thereupon cease, and no Contribution (or Phantom Contribution) shall be made by the Bank to the Retirement Income Trust Fund (or recorded in the Accrued Benefit Account) in the year such death resulting from suicide occurs (if not yet made). All benefits other than those available from previous Contributions to the Retirement Income Trust Fund under this Agreement shall be forfeited, and this Agreement shall become null and void. The balance of the

       Retirement Income Trust Fund, measured as of the Participant's date of death, shall be paid to the Beneficiary within thirty (30) days of the date the Administrator receives notice of the Participant's death.

12.10 Inurement. This Agreement shall be binding upon and shall inure to the benefit of the Bank, its successors and assigns, and the Participant, his successors, heirs, executors, administrators, and Beneficiaries.

12.11 Headings. Headings and sub-headings in this Agreement are inserted for reference and convenience only and shall not be deemed a part of this Agreement.

12.12 Establishment of a Rabbi Trust. The Bank shall establish a rabbi trust into which the Bank shall contribute assets which shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's "Insolvency" (as defined in such rabbi trust agreement), until the contributed assets are paid to the Participant and/or his Beneficiary in such manner and at such times as specified in this Agreement. It is the intention of the Bank that the contribution or contributions to the rabbi trust shall provide the Bank with a source of funds to assist it in meeting the liabilities of this Agreement.

                                     SECTION XIII
                              AMENDMENT/PLAN TERMINATION

13.1 Amendment or Plan Termination. The Bank intends this Agreement to be permanent, but reserves the right to amend or terminate the Agreement when, in the sole opinion of the Bank, such amendment or termination is advisable. However, any termination of the Agreement which is done in anticipation of or following to a "Change in Control", as defined in Subsection 1.9, shall be deemed to trigger Subsection 2.1(b)(2) (or 2.1(c)(2), as applicable) of the Agreement notwithstanding the Participant's continued employment, and benefit(s) shall be paid from the Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) in accordance with Subsection 13.2 below and with Subsections 2.1(b)(2) (or 2.1(c)(2), as applicable). Any amendment or termination of the Agreement shall be made pursuant to a resolution of the Board of Directors of the Bank and shall be effective as of the date of such resolution. No amendment or termination of the Agreement shall directly or indirectly deprive the Participant of all or any portion of the Participant's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) as of the effective date of the resolution amending or terminating the Agreement.

13.2 Participant's Right to Payment Following Plan Termination. In the event of a termination of the Agreement, the Participant shall be entitled to the balance, if any, of his Retirement Income Trust Fund (and Accrued Benefit Account, if applicable), measured as of the date of plan termination. However, if such termination is done in anticipation of or pursuant to a "Change in Control," such balance(s) shall be measured as of the date the final Contribution (or Phantom Contribution) is made (or recorded) pursuant to Subsection 2.1(b)(2) (or 2.1(c)(2)). Payment of the balance(s) of the Participant's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall not be dependent upon his continuation of employment with the Bank following the termination date of the Agreement. Payment of the balance(s) of the Participant's Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) shall be made in a lump sum within thirty (30) days of the date of termination of the Agreement.

                                      SECTION XIV
                                       EXECUTION

14.1 This Agreement and the Skip Martin Grantor Trust agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and any previous agreements or understandings between the parties hereto regarding the subject matter hereof are merged into and superseded by this Agreement and the Skip Martin Grantor Trust agreement.

14.2 This Agreement shall be executed in triplicate, each copy of which, when so executed and delivered, shall be an original, but all three copies shall together constitute one and the same instrument.

    IN WITNESS WHEREOF, the Bank and the Participant have caused this Agre ement to be executed on the day and date first above written.

                                  POCAHONTAS FEDERAL SAVINGS AND LOAN
                                  ASSOCIATION:
ATTEST:


                                  By:
                                     -----------------------------------------


-----------------------------     --------------------------------------------
Secretary                         (Title)




-----------------------------     --------------------------------------------
WITNESS:                          PARTICIPANT:

                              CONDITIONS, ASSUMPTIONS,
                                         AND
                 SCHEDULE OF CONTRIBUTIONS AND PHANTOM CONTRIBUTIONS

1.  Interest Factor - for purposes of:

    a. the Accrued Benefit Account - shall be equal to Six and One-Half Percent (6 1/2%), compounded monthly.

    b. the Retirement Income Trust Fund - shall be Four percent (4%) per annum, compounded monthly, provided, however, that for purposes of annuitizing the balance of the Retirement Income Trust Fund over the Benefit Period, the trustee of the Skip Martin Grantor Trust shall exercise discretion in selecting the appropriate rate, given the nature of the investments contained in the Retirement Income Trust Fund and the expected return associated with the investments.

2. The amount of the annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) has been based on the annual straight-line accounting accruals which would be required of the Bank until the Participant's Retirement Age, assuming a discount rate equal to the Interest Factor (for the Accrued Benefit Account), in order to fully record the present value of the unfunded, non-qualified Supplemental Retirement Income Benefit as of the Participant's Retirement Age.

3. Supplemental Retirement Income Benefit means an actuarially determined annual amount equal to One Hundred Eighty-Two Thousand One Hundred Forty-Three Dollars ($182,143) at age 60 if paid entirely from the Accrued Benefit Account or One Hundred Twenty-Seven Thousand Five Hundred Dollars ($127,500) if paid from the Retirement Income Trust Fund.

    The Supplemental Retirement Income Benefit:

    - the definition of Supplemental Retirement Income Benefit has been incorporated into the Agreement for the sole purpose of actuarially establishing the amount of annual Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account). The amount of any actual retirement, pre-retirement or disability benefit payable pursuant to the Agreement will be a function of (i) the amount and timing of Contributions (or Phantom Contributions) to the Retirement Income Trust Fund (or Accrued Benefit Account) and (ii) the actual investment experience of such Contributions (or the monthly compounding rate of Phantom Contributions).

                             Exhibit A


4.  Schedule of Annual Gross Contributions/Phantom Contributions

         Plan Year                     Amount
         ---------                     ------

         1996                          $ 161,855
         1997                          $ 127,956
         1998                          $ 181,853
         1999                          $ 181,853
         2000                          $ 181,853
         2001                          $ 181,853
         2002                          $ 181,853
         2003                          $ 181,853
         2004                          $ 181,853
         2005                          $ 181,853
         2006                          $ 181.853
         2007                          $ 181,853
         2008                          $ 181,853

RESTATED SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
BENEFICIARY DESIGNATION

    The Participant, under the terms of the restated Supplemental Retirement Income Agreement executed by the Bank, dated the 1st day of January,1998, hereby designates the following Beneficiary(ies) to receive any guaranteed payments or death benefits under such Agreement, following his death:


PRIMARY BENEFICIARY:
                        ------------------------------

SECONDARY BENEFICIARY:
                        ------------------------------

    This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect.

    Such Beneficiary Designation is revocable.


DATE:                       , 19
      ----------------------    ----



------------------------------------            -------------------------------
(WITNESS)                                       PARTICIPANT


------------------------------------
(WITNESS)

                                      Exhibit B

                  RESTATED SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
                    NOTICE OF ELECTION TO CHANGE FORM OF PAYMENT

TO: Bank
    Attention:

    I hereby give notice of my election to change the form of payment of my Supplemental Retirement Income Benefit, as specified below. I understand that such notice, in order to be effective, must be submitted in accordance with the time requirements described in my Restated Supplemental Retirement Income Agreement.

    / / I hereby elect to change the form of payment of my benefits from monthly installments throughout my Benefit Period to a lump sum benefit payment.

    / / I hereby elect to change the form of payment of my benefits from a lump sum benefit payment to monthly installments throughout my Benefit Period. Such election hereby revokes my previous notice of election to receive a lump sum form of benefit payments.


                             PARTICIPANT
                                         ---------------------------------

                             Date
                                  ----------------------------------------

                             Acknowledged By:
                                             -----------------------------

                             Title:
                                   ---------------------------------------

                             Date
                                  ----------------------------------------